EXHIBIT 10.1

SIXTH AMENDMENT TO
AMENDED AND RESTATED CREDIT AGREEMENT

THIS SIXTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (the “Amendment”) dated April 12, 2005, by and among PETROQUEST ENERGY, L.L.C., a Louisiana limited liability company (“Borrower”); PETROQUEST ENERGY, INC., a Delaware corporation (“PEI” ); PITTRANS, INC., an Oklahoma corporation (“Pittrans,”); TDC ACQUISITION SUB LLC, a Louisiana limited liability company (“TDC Acquisition Sub,” who along with PEI and Pittrans are, or will be come, a “Guarantor”); JPMORGAN CHASE BANK, N.A. (successor by merger to BANK ONE, N.A. (Main Office Chicago)) (individually as a lender and as agent, “Agent”) and the financial institutions set forth on the signature pages hereto, (“Lenders”).

R E C I T A L S:

     WHEREAS, Borrower, PEI, Agent and Union Bank of California entered into an Amended and Restated Credit Agreement dated May 14, 2003 (which as the same may have been and be amended from time to time is herein called the (“Credit Agreement”), pursuant to which Borrower amended and restated a previously existing credit facility dated May 11, 2001; and

     WHEREAS, Union Bank of California has, by Assignment dated December 23, 2003, assigned and conveyed to Agent, as a Lender, all of its interest in the Credit Agreement; and

     WHEREAS, Agent, as a Lender, has by Assignment effective on or about November 7, 2004, assigned and conveyed to certain other financial institutions a portion of its interest in the Credit Agreement; and

     WHEREAS, Borrower, Guarantors, Agent and the Lenders desire to amend the Credit Agreement as herein set forth.

     NOW THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. Definitions. Except as otherwise provided below, unless the context hereof indicates otherwise, all capitalized terms used herein shall have the same meaning as such capitalized terms are defined in the Credit Agreement.

     (a) The following defined terms set forth in Article I of the Credit Agreement are hereby amended as follows:

     “Borrowing Base Reduction Amount” means (a) $2,500,000 commencing May 1, 2005 and continuing for each month thereafter until the next semi-annual Borrowing Base redetermination pursuant to Section 2.2.2, and (b) for each month thereafter, such amount as designated by 100% of the Lenders in a notice to Borrower from time to time in connection with each successive scheduled semi-annual Borrowing Base redetermination pursuant to Section 2.2.2 or successive unscheduled Borrowing Base redetermination pursuant to Section 2.2.3.; provided however, if 100% of the Lenders fail to timely designate a new Borrowing Base Reduction Amount, then the Borrowing Base Reduction Amount most recently in effect will continue in effect until 100% of the Lenders designate a new Borrowing Base Reduction Amount.”

     “Guarantor” means individually and collectively (i) PetroQuest Energy, Inc., a Delaware corporation; (ii) Pittrans, Inc., an Oklahoma corporation; (iii) TDC Acquisition Sub LLC, a Louisiana limited liability company; and (iv) their respective successors and assigns

     (b) Article I of the Credit Agreement is hereby amended by adding the following new defined terms and their definitions in proper alphabetical sequence as follows:

     “CSP Pipeline” means CSP Pipeline LLC, a Louisiana limited liability company and a Subsidiary of TDC Energy.

     “Excluded Subsidiary” means each of CSP Pipeline, Sea Harvester, Salvador Energy and TDC Energy Systems.

     “Salvador Energy” means Salvador Energy Company, L.L.C., a Louisiana limited liability company and a Wholly Owned Subsidiary of TDC Energy.

     “Sea Harvester” means Sea Harvester Energy Development Company, L.L.C., a Louisiana limited liability company and a Subsidiary of TDC Energy.

     “TDC Acquisition Sub” means TDC Acquisition Sub, a Louisiana limited liability company and a Wholly Owned Subsidiary of PEI,

     “TDC Energy” means TDC Energy LLC, a Louisiana limited liability company.

     “TDC Energy Systems” means TDC Energy Systems, L.L.C., a Louisiana limited liability company and a Wholly Owned Subsidiary of TDC Energy.

     “TDC Merger Agreement” means that certain Agreement and Plan of Merger dated April 12, 2005 among Borrower; TDC Acquisition Sub; TDC Energy; and the members of TDC Energy who are a party thereto regarding the merger of TDC Energy with and into TDC Acquisition Sub.

     2. Amendments to the Credit Agreement. The Credit Agreement is, effective the date hereof, and subject to the satisfaction of the conditions precedent set forth in Section 3 hereof, hereby amended as follows:

     (a) Section 2.2.1 Borrowing Base, of the Credit Agreement is hereby amended by deleting the section in its entirety and substituting the following:

     “2.2.1 Until the date as of which the Borrowing Base is next redetermined pursuant to Section 2.2.2, the Borrowing Base shall be $67,500,000, as reduced by Section 2.2.5.”

     (b) A new Section 5.31 TDC Merger Agreement is hereby added to the Credit Agreement as follows:

     “5.31 TDC Merger Agreement. The transactions contemplated by the TDC Merger Agreement have or will close as contemplated therein and neither Borrower, any Guarantor, nor any other party thereto has waived nor shall waive, or in any way amend, without the prior consent of the Agent, the terms of the TDC Merger Agreement, including any condition to the obligations to close as so set forth therein. A true, correct and complete copy of the TDC Merger Agreement (including all exhibits, schedules and amendments thereto) has been delivered to Agent and a true, correct and complete copy of each document and instrument delivered at closing thereof has been delivered to the Agent. Neither Borrower, any Guarantor, nor any other party thereto is in default under the TDC Merger Agreement or any document or instrument to be delivered in connection with the TDC Merger Agreement executed in connection therewith. The representations and warranties made by each of the parties in the TDC Merger Agreement and any other document or instrument will be true and correct (except for changes expressly provided for therein or herein) on and as of the closing date as though made on and as of such date. None of the Excluded Subsidiaries has any substantial business operations other than as disclosed on Schedule 5.31.”

     (c) Section 6.11 Indebtedness, of the Credit Agreement is hereby amended by deleting the section in its entirety and substituting the following:

     “6.11. Indebtedness. Neither the Borrower nor any Guarantor will, nor will it permit any Subsidiary to, create, incur or suffer to exist any Indebtedness, except:

     (i) the Credit Extensions;

     (ii) Indebtedness existing on the date hereof and described in Schedule 6.11;

     (iii) Indebtedness arising under Rate Management Transactions permitted under Section 6.25;

     (iv) Indebtedness among the Guarantor, the Borrower or any of their Subsidiaries;

     (v) Indebtedness associated with bonds or surety obligations required by any governmental or regulatory authority or prior owner in connection with owning or operating its Oil and Gas Properties in the ordinary course of business;

     (vi) unsecured accounts payable incurred in the ordinary course of business which remain unpaid after the expiration of ninety (90) days beyond invoice date or are being contested in good faith and as to which such reserve as is required by Agreement Accounting Principles has been made;

     (vii) Indebtedness not to exceed at any one time $500,000 related to purchase money financing;

     (viii) Indebtedness relating to Capitalized Lease Obligations not to exceed at any one time $500,000;

     (ix) Indebtedness relating to net production imbalances not to exceed at any one time $1,000,000;

     (x) Indebtedness relating to overriding royalties and other interests carved out of production incurred in the ordinary course of oil and gas exploration and development projects;

     (xi) Indebtedness associated with the financing of premiums for business insurance of the Guarantor, the Borrower and their Subsidiaries;

     (xii) Contingent Obligations of the Guarantor in connection with guarantees of the obligations of the Borrower and its Subsidiaries in connection with owning and operating Oil and Gas Properties in the ordinary course of business.

     (xiii) Non-Recourse Indebtedness not to exceed $25,000,000;

     (xiv) the Subordinated Indebtedness; and

     (xv) Indebtedness of TDC Acquisition Sub existing immediately after the Merger (as defined in the TDC Merger Agreement) arising out of the commodities hedging contracts and interest rate management contracts listed on Schedule 4.23 to the TDC Merger Agreement.

     (f) Section 6.15 Liens, of the Credit Agreement is hereby amended by deleting the section in its entirety and substituting the following:

     “6.15. Liens. Neither the Borrower nor any Guarantor will, nor will it permit any Subsidiary to, create, incur, or suffer to exist any Lien in, of or on the Property of the Borrower, any Guarantor or any of their respective Subsidiaries, except:

     (i) Liens for taxes, assessments or governmental charges or levies on its Property if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings and for which adequate reserves in accordance with Agreement Accounting Principles shall have been set aside on its books;

     (ii) Liens imposed by Law, such as carriers’, warehousemen’s and mechanics’ liens and other similar liens arising in the ordinary course of business which secure payment of obligations not more than ninety (90) days past due, or are being contested in good faith and by appropriate proceedings and for which adequate reserves in accordance with Agreement Accounting Principles shall have been set aside on its books;

     (iii) Liens arising out of pledges or deposits under worker’s compensation Laws, unemployment insurance, old age pensions, or other social security or retirement benefits, or similar legislation;

     (iv) utility easements, building restrictions and such other encumbrances or charges against real property as are of a nature generally existing with respect to properties of a similar character and which do not in any material way affect the marketability of the same or interfere with the use thereof in the business of the Borrower or its Subsidiaries;

     (v) Liens existing on the date hereof in favor of the Minerals Management Service;

     (vi) Liens in favor of the Agent, for the benefit of the Lenders, granted pursuant to any Collateral Document and other Liens expressly permitted under the Collateral Documents;

     (vii) Liens in favor of operators and non-operators under joint operating agreements or similar contractual arrangements arising in the ordinary course of the business of the Borrower or its Subsidiaries to secure amounts owing, which amounts are not more than ninety (90) days past due or are being contested in good faith by appropriate proceedings, if such reserve as may be required by Agreement Accounting Principles shall have been made therefor;

     (viii) Liens under production sales agreements, division orders, operating agreements, and other agreements customary in the oil and gas business for processing, producing, and selling Hydrocarbons securing obligations not constituting Indebtedness and provided that such Liens do not secure obligations to deliver Hydrocarbons at some future date without receiving full payment therefor within ninety (90) days of delivery.

     (ix) Liens in favor of any of the Lenders in connection with Rate

Management Transactions;

     (x) Liens in favor of the Subordinated Lenders securing the Subordinated Indebtedness, which are inferior in right and time to the Liens in favor of the Lenders; and

     (xi) Liens in favor of Macquarie Americas Corp., as the counterparty to the contracts listed on Schedule 4.23 of the TDC Merger Agreement.”

     (d) Section 6.19 Affiliates, of the Credit Agreement is hereby amended by adding the following new sentence:

     “Except as permitted below, PEI will not nor will it permit the Borrower or any other Subsidiary to transfer assets of PEI, the Borrower or any other Subsidiary to any Excluded Subsidiary, provide, however, PEI, the Borrower or any Subsidiary may fund working capital to CSP Pipeline in an amount not to exceed $250,000 in any calendar year. “

     (e) Section 6.25 Rate Management Transactions, of the Credit Agreement is hereby amended by deleting the section in its entirety and substituting the following:

     “6.25. Rate Management Transactions. Neither the Borrower, any Guarantor nor any Subsidiary will be a party to or in any manner be liable on any Rate Management Transactions except:

     (i) contracts entered into with the purpose of fixing prices on oil or gas expected to be produced by the Borrower or its Subsidiaries, provided that at all times: (a) no such contract fixes a price for a term of more than twenty-four (24) months for any such contract to which any Lender or any Affiliate thereof is a counter-party and thirty-six (36) months for any such contract for which any Subordinated Lender or any Affiliate thereof is a counter-party; or (b) the aggregate monthly production covered by all such contracts (determined, in the case of contracts that are not settled on a monthly basis, by a monthly pro-ration acceptable to the Agent) for any single month does not in the aggregate exceed seventy-five percent (75%) of the aggregate Projected Oil and Gas Production of Borrower and its Subsidiaries anticipated to be sold in the ordinary course of such Person’s business for such month; (c) each such contract is with a counterparty or has a guarantor of the obligation of the counterparty who (unless such counterparty is a Lender, a Subordinated Lender, or one of their respective Affiliates) at the time the agreement is made has (or whose holding company has) long-term obligations rated AA or AA2 or better, respectively, by either S&P or Moody’s or is an investment grade-rated industry participant. As used in this subsection, the term “Projected Oil and Gas Production” means the projected production of oil or gas from the “proved, developed, and producing” category set forth in the most recent Reserve Report (measured by volume unit or BTU equivalent, not sales price) for the term of the contracts or a particular month, as applicable, from Oil and Gas Properties and interests owned by the Guarantor, the Borrower and their Subsidiaries which are located in or offshore of the United States of America and which have attributable to them proved oil or gas reserves, as such production is projected in the most recent report delivered pursuant to Section 6.1, after deducting projected production from any properties or interests sold or under contract for sale that had been included in such report and after adding projected production from any properties or interests that had not been reflected in such report but that are reflected in a separate or supplemental reports meeting the requirements of Section 6.1 above and otherwise are satisfactory to the Agent;

     (ii) contracts entered into by the Borrower or any Subsidiary with the purpose and effect of fixing interest rates on a principal amount of indebtedness of such Person that is accruing interest at a variable rate, provided that (a) the aggregate notional amount of such contracts never exceeds seventy-five percent (75%) of the anticipated outstanding principal balance of the indebtedness to be hedged by such contracts or an average of such principal balances calculated using a generally accepted method of matching interest swap contracts to declining principal balances, (b) the floating rate index of each such contract generally matches the index used to determine the floating rates of interest on the corresponding indebtedness to be hedged by such contract, and (c) each such contract is with a counterparty or has a guarantor of the obligation of the counterparty who (unless such counterparty is a Lender, a Subordinated Lender, or one of their Affiliates) at the time the contract is made has (or whose company has) long-term obligations rated AA or AA2 or better, respectively, by either S&P or Moody’s or is an investment grade-rated industry participant;

     (iii) contracts entered into pursuant to Section 6.17 of the Subordinated Credit Agreement with the purpose of fixing prices on oil or gas expected to be produced by the Borrower or its Subsidiaries; and

     (iv) contracts in favor of TDC Acquisition Sub as listed on Schedule 4.23 of the TDC Merger Agreement.

Within ninety (90) days of the date hereof, the Borrower shall establish and shall at all times thereafter maintain Rate Management Transactions consisting of contracts entered into with the purpose of fixing prices on oil or gas expected to be produced by the Guarantor, the Borrower and their Subsidiaries, covering at least fifty percent (50%) of the aggregate volumes of Hydrocarbons listed in the “proved, developed, and producing” category set forth in the most recent Reserve Report, determined on a rolling twelve month basis.”

     (f) Section 6.26 Dry Hole Costs, of the Credit Agreement is hereby amended by deleting the section in its entirety and substituting the following:

     “6.26. Dry Hole Costs. The Borrower shall not enter into any authority for expenditure for (i) any single exploration well having a dry hole cost estimated to exceed $3,000,000; or (ii) any single development well having a dry hole cost estimated to exceed $5,000,000. “

     3. Conditions Precedent to Effectiveness of Amendment. This Amendment shall become effective when, and only when, each of the conditions below have been complied with to the satisfaction of the Agent and the Lenders and the documents required below have been delivered to the Agent and the Lenders:

     (a) Counterparts of this Amendment duly executed by Borrower, Guarantors and Lenders;

     (b) A copy of the resolutions approving this Amendment, and authorizing the transactions contemplated herein or therein duly adopted by the Managers of Borrower, accompanied by a certificate of the duly authorized Secretary of Borrower, that such copy is a true and correct copy of the resolutions duly adopted by the Managers of Borrower, and that such resolutions constitute all the resolutions adopted with respect to such transactions, and have not been amended, modified or revoked in any respect and are in full force and effect as of the date hereof;

     (c) A copy of the resolutions approving this Amendment, and authorizing the transactions contemplated herein or therein duly adopted by the Board of Directors or Members of each Guarantor, as the case may be, accompanied by a certificate of the duly authorized Secretary of such Guarantor, that such copy is a true and correct copy of the resolutions duly adopted by the Board of Directors or Members of such Guarantor, and that such resolutions constitute all the resolutions adopted with respect to such transactions, and have not been amended, modified or revoked in any respect and are in full force and effect as of the date hereof;

     (d) Copies of all documentation executed by PEI, TDC Acquisition Sub, TDC Energy and the other parties to the TDC Merger Agreement, certified by an Authorized Officer of Borrower that such documents are true, correct and complete;

     (e) Twelve (12) certified copies of the Certificate of Merger as filed with the Secretary of State of Louisiana, each in recordable form;

     (f) Evidence satisfactory to the Agent, the Lenders and their counsel as to the termination and release of TDC Energy and CSP Pipeline from any and all obligations arising out of or related to that certain Credit Agreement dated May 2, 2003 between TDC Energy and Macquarie Americas Corp., a Delaware corporation, a lender thereunder, including, but not limited to, such releases of Liens and UCC Termination Statements, in a form and substance satisfactory to the Agent, the Lenders and their counsel, with respect to the Properties of TDC Energy and CSP Pipeline, immediately prior to the Merger (as defined in the TDC Merger Agreement) and such other agreements, documents and instruments as may be necessary and appropriate, in form and substance satisfactory to the Agent and the Lenders;

     (g) Mortgages, executed by TDC Acquisition Sub, in a form satisfactory to TDC Acquisition Sub and to the Agent, the Lenders and their counsel with respect to the Properties of TDC Acquisition Sub immediately after giving effect to the Merger (as defined in the TDC Merger Agreement), which are part of the Collateral, and such other agreements, documents and instruments as may be necessary and appropriate, in form and substance satisfactory to TDC Sub and to the Agent and to the Lenders, executed and delivered by TDC Acquisition Sub, as mortgagor or assignor, in favor of the Agent, ratably for the benefit of the Lenders, in order to create and perfect the Lender Liens in and to all Collateral described therein;

     (h) The Pledge Agreement, executed by PEI, in a form satisfactory to PEI and to the Agent, the Lenders and their counsel, with respect to the membership interest of TDC Acquisition Sub, along with one or more certificates evidencing such shares having attached thereto duly executed stock powers and any financing statements related thereto;

     (i) The Pledge Agreement, executed by TDC Acquisition Sub, in a form satisfactory to TDC Acquisition Sub and to the Agent, the Lenders and their counsel, with respect to the membership interest of each Excluded Subsidiary, along with one or more certificates evidencing such shares having attached thereto duly executed stock powers and any financing statements related thereto;

     (j) A Guaranty, executed by TDC Acquisition Sub, in a form satisfactory to TDC Acquisition Sub and to the Agent, the Lenders, and their counsel;

     (k) An amendment to the Subordinated Credit Agreement executed by Borrower and the Subordinated Lenders, in a form satisfactory to Borrower and to the Agent, the Lenders and their counsel, pursuant to which, among other things, the Parties thereto will amend the Subordinated Credit Agreement to permit the increase in the Borrowing Base contemplated by this Sixth Amendment;

     (l) True, correct and complete copies of all documents evidencing the settlement of the Enron Litigation ( as defined in the TDC Merger Agreement), including, but not limited to, a certified copy of a court order which has become final and non-appealable approving such settlement, all in a form satisfactory to the Agent, the Lenders and their counsel;

     (m) There shall not have been, in the sole judgment of Lenders, any material adverse change in the financial condition, business or operations of Borrower or any Guarantor;

     (n) Payment of all fees as set forth in the Fee Letter executed by Borrower in connection with this Amendment;

     (o) Payment by Borrower of the fees and expenses of counsel to Lenders in connection with the preparation and negotiation of this Amendment and all documents and instruments contemplated hereby; and

     (p) The execution and delivery of such additional documents and instruments which the Agent and its counsel may deem necessary to effectuate this Amendment or any document executed and delivered to Lenders in connection herewith or therewith.

     4. Representations and Warranties of Borrower. Borrower represents and warrants as follows:

     (a) Borrower and Guarantors are each duly authorized and empowered to execute, deliver and perform this Amendment and all other instruments referred to or mentioned herein to which it is a party, and all action on its part requisite for the due execution, delivery and the performance of this Amendment has been duly and effectively taken. This Amendment, when executed and delivered, will constitute valid and binding obligations of Borrower and Guarantors, as the case may be, enforceable against such party in accordance with its terms. This Amendment does not violate any provisions of the Articles of Organization or limited liability agreement of Borrower, the Certificate of Incorporation or By-Laws of Guarantors, or any contract, agreement, law or regulation to which Borrower or Guarantors are subject, and does not require the consent or approval of any regulatory authority or governmental body of the United States or any state;

     (b) After giving affect to this Amendment, the representations and warranties contained in the Credit Agreement, as amended hereby, and any other Loan Documents executed in connection herewith or therewith are true, correct and complete on and as of the date hereof as though made on and as of the date hereof;

     (c) After giving affect to this Amendment, no event has occurred and is continuing which constitutes a Default or Unmatured Default; and

     (d) When duly executed and delivered, each of this Amendment and the Credit Agreement will be legal and binding obligations of Borrower, enforceable in accordance with their respective terms, except as limited by bankruptcy, insolvency or similar laws of general application relating to the enforcement of creditors’ rights and by equitable principles of general application.

     5. Reference to and Effect on the Loan Documents.

     (a) Upon the effectiveness of Section 2 hereof, on and after the date hereof, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import, and each reference in the Loan Documents shall mean and be a reference to the Credit Agreement as amended hereby.

     (b) Except as specifically amended above, the Credit Agreement and the Note(s), and all other instruments securing or guaranteeing Borrower’s obligations to Lenders, including the Collateral Documents, as amended (collectively, the “Security Instruments”) shall remain in full force and effect and are hereby ratified and confirmed. Without limiting the generality of the foregoing, the Security Instruments and all collateral described therein do and shall continue to secure the payment of all obligations of Borrower and Guarantors under the Credit Agreement and the Note(s), as amended hereby, and under the other Security Instruments.

     (c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of Lender under any of the Security Instruments, nor constitute a waiver of any provision of any of the Security Instruments.

     6. Waiver. As additional consideration for the execution, delivery and performance of this Amendment by the parties hereto and to induce Lenders to enter into this Amendment, Borrower and Guarantors each warrants and represents to Lenders that no facts, events, statuses or conditions exist or have existed which, either now or with the passage of time or giving of notice, or both, constitute or will constitute a basis for any claim or cause of action against Lenders or any defense to (i) the payment of any obligations and indebtedness under the Note(s) and/or the Security Instruments, or (ii) the performance of any of its obligations with respect to the Note(s) and/or the Security Instruments, and in the event any such facts, events, statuses or conditions exist or have existed, Borrower unconditionally and irrevocably waives any and all claims and causes of action against Lenders and any defenses to its payment and performance obligations in respect to the Note(s) and the Security Instruments.

     7. Costs and Expenses. Borrower agrees to pay on demand all costs and expenses of Lenders in connection with the preparation, reproduction, execution and delivery of this Amendment and the other instruments and documents to be delivered hereunder, including the reasonable fees and out-of-pocket expenses of counsel for Lenders. In addition, Borrower shall pay any and all fees payable or determined to be payable in connection with the execution and delivery, filing or recording of this Amendment and the other instruments and documents to be delivered hereunder, and agrees to save Lenders harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omitting to pay such fees.

     8. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.

     9. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Texas.

     10. Final Agreement. THIS WRITTEN AMENDMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY

EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

[Remainder of Page Intentionally Left Blank]

     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be duly executed in multiple counterparts, each of which is an original instrument for all purposes, all as of the day and year first above written.

“Borrower” PETROQUEST ENERGY, L.L.C.
By:	/s/ Michael O. Aldridge
Michael O. Aldridge, Senior Vice President,
Chief Financial Officer and Treasurer

“Guarantors” PETROQUEST ENERGY, INC.
By:	/s/ Michael O. Aldridge
Michael O. Aldridge, Senior Vice President,
Chief Financial Officer and Treasurer

PITTRANS, INC.
By:	/s/ Michael O. Aldridge
Michael O. Aldridge, Chief Financial Officer

TDC ACQUISITION SUB
By:	/s/ Michael O. Aldridge
Michael O. Aldridge, Senior Vice President, Chief Financial Officer and Treasurer

“Lenders” JPMORGAN CHASE BANK, N.A., As the Agent, a Lender and LC Issuer
By:	/s/ Charles Kingswell-Smith
Charles Kingswell-Smith
Managing Director

GUARANTY BANK, FSB, As a Lender
By:	/s/ Brian J. Petet
Name:	Brian J. Petet
Title:	Assistant Vice President

CALYON NEW YORK BRANCH, As a Lender
By:	/s/ Philippe Soustra
Name:	Philippe Soustra
Title:	Executive Vice President

By:	/s/ Attila Coach
Name:	Attila Coach
Title:	Managing Director